Exhibit 99.1

SOLID POWER REPORTS FULL YEAR 2024 RESULTS

LOUISVILLE, Colo., February 27, 2025 – Solid Power, Inc. (Nasdaq: SLDP), a leading developer of solid-state battery technology, today announced its operational and financial results for the full year 2024 and provided its outlook and objectives for 2025.

Recent Business Highlights

•	Successfully progressed strategic partnerships through timely completion of 2024 milestones for the multi-year agreements with SK On and extensions of joint development agreements (JDAs) with BMW and Ford.
•	Continued repeated electrolyte sampling to multiple potential customers and received constructive feedback, driving expected improvements to formulations and production processes.
•	Enhanced electrolyte research and development capabilities with the commissioning of the state-of-the-art electrolyte innovation center, or EIC, which is designed to enable rapid innovation driven by customer demand.
•	Furthered cell design development and improved manufacturing processes in response to learnings from A-1 cells.
•	Selected for a U.S. Department of Energy (DOE) award for up to $50 million for continuous production of sulfide-based solid electrolyte materials for advanced all-solid-state batteries (ASSB) and entered into a contract with the DOE in January 2025 which formalized the terms of the grant.

“In 2024, we made solid progress across all aspects of our business, including increasing electrolyte sampling based on strong customer demand and refining cell designs with anticipated improvements to safety and performance,” said John Van Scoter, President and Chief Executive Officer of Solid Power. “Gaining a deeper knowledge of ASSB technology through our development efforts has allowed us to be a value-added partner for SK On, BMW and Ford and encouraged repeated sampling with potential electrolyte customers.”

“In 2025, Solid Power will continue to push the development of ASSB technology forward by improving electrolyte performance through feedback from our cell development team, executing on partner requirements and customer requests, continuing to innovate on both electrolyte and cell technologies, and maintaining financial discipline while strategically investing in development and capabilities,” said Van Scoter. “We are committed to holding a leadership position in ASSB technology and delivering long-term shareholder value.”

2024 Financial Highlights

Solid Power delivered $20.1 million in revenue during 2024, an increase of $2.7 million compared to 2023. This increase is driven primarily by our performance on the SK On Agreements, with strong execution on key steps in the transfer of our technology and major milestones connected to our line installation agreement.

Operating expenses were $125.5 million in 2024 compared to $108.0 million in 2023, driven by increased research and development costs to improve the performance of our electrolyte and cell designs, electrolyte production, equipment purchases in support of the SK On agreements, and scaling operations including establishing Korean operations. 2024 operating loss was $105.3 million and net loss was $96.5million, or $0.54 per share.

Balance Sheet and Liquidity

Solid Power’s liquidity position remains strong. Total liquidity as of December 31, 2024, was $327.5 million, as shown below.

	December 31,
(in thousands)	2024	2023
Cash and cash equivalents	$25,413	$34,537
Available-for-sale securities	302,057	381,071
Total liquidity	$327,470	$415,608

As of December 31, 2024, contract receivables were $1.4 million, deferred revenue was $3.2 million, and total current liabilities were $20.0 million.

2024 capital expenditures totaled $15.9 million, primarily representing investments in the company’s electrolyte development and production capabilities, including the build-out of the EIC.

2025 Outlook

Solid Power is committed to delivering on the following key objectives for 2025:

•	Drive electrolyte innovation and performance through feedback from customers and internal cell development
•	Continue to execute on electrolyte technology development roadmap, including the start of the installation of a pilot continuous electrolyte manufacturing line
•	Fulfill partner and customer commitments and increase electrolyte sampling, using the EIC to quickly innovate driven by demand
•	Maintain financial discipline while ensuring ongoing investments in technology development and capabilities

The company expects 2025 cash investment, representing cash used in operations and capital expenditures, to be in the range of $100 million to $120 million, excluding any potential benefit from the DOE grant.

Webcast and Conference Call

Solid Power will host a conference call at 2:30 p.m. MT (4:30 p.m. ET) today, February 27, 2025. Participating on the call will be John Van Scoter, President and Chief Executive Officer, and Linda Heller, Chief Financial Officer.

The call may be accessed through a live audio webcast on Solid Power’s Investor Relations website at www.solidpowerbattery.com/investor-relations. An audio replay will be available at the same location.

About Solid Power, Inc.

Solid Power is developing solid-state battery technology to enable the next generation of batteries for the fast-growing EV and other markets. Solid Power’s core technology is its electrolyte material, which Solid Power believes can enable extended driving range, longer battery life, improved safety, and lower cost compared to traditional lithium-ion. Solid Power’s business model – selling its electrolyte to cell manufacturers and licensing its cell designs and manufacturing processes – distinguishes the company from many of its competitors who plan to be commercial battery manufacturers. Ultimately, Solid Power endeavors to be a leading producer and distributor of sulfide-based solid electrolyte material for powering both EVs and other applications. For more information, visit http://www.solidpowerbattery.com/.

Forward-Looking Statements

All statements other than statements of present or historical fact contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including Solid Power’s or its management team’s expectations, objectives, beliefs, intentions or strategies regarding the future. When used herein, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “plan,” “outlook,” “seek,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements include our financial guidance for 2025; our future financial performance, strategy, expansion plans, including plans related to the expansion of our electrolyte production capabilities, market opportunity, operations, and operating results; estimated revenues or losses; projected costs; future prospects; and plans and objectives of management. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Solid Power disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. Readers are cautioned not to put undue reliance on forward-looking statements and Solid Power cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Solid Power, including the following factors: (i) risks relating to the uncertainty of the success of our research and development efforts, including our ability to achieve the technological objectives or results that our partners require and our ability to commercialize our technology in advance of competing technologies and our competitors; (ii) risks relating to our status as a research and development stage company with a history of financial losses with an expectation of incurring significant expenses and continuing losses for the foreseeable future, including execution of our business plan and the timing of expected business milestones; (iii) risks relating to the non-exclusive nature of our partnerships, our ability to secure new business relationships, and our ability to manage these relationships; (iv) our ability to negotiate and execute commercial agreements with our partners and customers on commercially reasonable terms; (v) broad market adoption of EVs and other technologies where we are able to deploy our technology, if developed successfully; (vi) our success attracting and retaining our executive officers, key employees, and other qualified personnel; (vii) our ability to protect and maintain our intellectual property, including in jurisdictions outside of the United States; (viii) our ability to secure government contracts and grants, changes in government priorities with respect to our government contracts and grants, and the availability of government subsidies and economic incentives; (ix) delays in the construction and operation of facilities that meet our short-term research and development and long-term electrolyte production requirements; (x) changes in applicable laws or regulations; (xi) risks relating to our information technology infrastructure and data security breaches; and (xii) risks relating to other economic, business, or competitive factors in the United States and other jurisdictions, including supply chain interruptions and changes in market conditions, and our ability to manage these risks and uncertainties. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the “Risk Factors” sections of Solid Power’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “Form 10-K”) and other documents filed by Solid Power from time to time with the Securities and Exchange Commission (the “SEC”), all of which are, or will be, in the case of the Form 10-K, available on the SEC’s website at www.sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Solid Power gives no assurance that it will achieve its expectations.

Contacts

investors@solidpowerbattery.com

press@solidpowerbattery.com

Source: Solid Power, Inc.

Solid Power, Inc.

(in thousands, except par value and number of shares)

Consolidated Balance Sheets

	December 31,
	2024	2023
Assets
Current Assets
Cash and cash equivalents	$25,413	$34,537
Marketable securities	92,784	141,505
Contract receivables	1,393	1,553
Prepaid expenses and other current assets	5,646	5,523
Total current assets	125,236	183,118
Long-Term Assets
Property, plant and equipment, net	97,208	99,156
Right-of-use operating lease assets, net	7,490	7,154
Right-of-use finance lease assets, net	856	1,088
Investments	210,400	239,566
Intangible assets, net	2,072	1,650
Other assets	721	1,060
Loan receivable from equity method investee	4,267	—
Total long-term assets	323,014	349,674
Total assets	$448,250	$532,792
Liabilities, Mezzanine Equity and Stockholders’ Equity
Current Liabilities
Accounts payable and other accrued liabilities	$8,124	$6,455
Deferred revenue	3,150	1
Deferred revenue from related parties	—	828
Accrued compensation	7,578	7,590
Operating lease liabilities	833	626
Finance lease liabilities	285	379
Total current liabilities	19,970	15,879
Long-Term Liabilities
Warrant liabilities	8,735	4,227
Operating lease liabilities	8,023	7,996
Finance lease liabilities	266	552
Other liabilities	942	803
Total long-term liabilities	17,966	13,578
Total liabilities	37,936	29,457
Mezzanine Equity
Mezzanine equity	34	—
Stockholders’ Equity
Common stock, $0.0001 par value; 2,000,000,000 shares authorized; 180,364,028 and 179,010,884 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	18	18
Additional paid-in capital	591,394	588,515
Accumulated deficit	(181,171)	(84,639)
Accumulated other comprehensive income (loss) (AOCI)	39	(559)
Total stockholders’ equity	410,280	503,335
Total liabilities, mezzanine equity and stockholders’ equity	$448,250	$532,792

Solid Power, Inc.

(in thousands, except number of shares and per share amounts)

Consolidated Statements of Operations and Comprehensive Loss

	For the Years Ended December 31,
	2024	2023
Revenue	$20,139	$17,410
Operating Expenses
Direct costs	20,284	27,731
Research and development	73,341	54,749
Selling, general and administrative	31,847	25,550
Total operating expenses	125,472	108,030
Operating Loss	(105,333)	(90,620)
Nonoperating Income and Expense
Interest income	17,671	20,265
Change in fair value of warrant liabilities	(4,508)	4,890
Interest expense	(46)	(84)
Other expense	(2,977)	—
Total nonoperating income and expense	10,140	25,071
Pretax Loss	(95,193)	(65,549)
Income tax expense	1,194	—
Share of net loss of equity method investee	133	—
Net Loss Attributable to Common Stockholders	$(96,520)	$(65,549)
Other Comprehensive Income	598	2,600
Comprehensive Loss Attributable to Common Stockholders	$(95,922)	$(62,949)
Basic and diluted loss per share	$(0.54)	$(0.37)
Weighted average shares outstanding – basic and diluted	179,397,332	178,006,919

Solid Power, Inc.

(in thousands, except par value, share amounts, and per share amounts)

Consolidated Statements of Cash Flows

	For the Years Ended December 31,
	2024	2023
Cash Flows from Operating Activities
Net loss	$(96,520)	$(65,549)
Adjustments to reconcile net loss to net cash and cash equivalents from operating activities:
Depreciation and amortization	16,464	11,962
Amortization of right-of-use assets	900	768
Loss on sales of property, plant, and equipment	1,957	—
Loss on extinguishment of note receivable	760	—
Share of net loss of equity method investee	133	—
Stock-based compensation expense	11,972	10,370
Change in fair value of warrant liabilities	4,508	(4,890)
Accretion of discounts on other long-term liabilities	78	174
Amortization of premiums and accretion of discounts on available-for-sale-securities	(7,829)	(10,975)
Change in operating assets and liabilities that provided (used) cash and cash equivalents:
Contract receivables	160	(31)
Contract receivables from related parties	—	319
Prepaid expenses and other assets	710	(1,510)
Accounts payable and other accrued liabilities	1,268	1,814
Deferred revenue	3,150	(50)
Deferred revenue from related parties	(828)	(3,172)
Accrued compensation	(11)	3,058
Operating lease liabilities	(771)	(549)
Net cash and cash equivalents used in operating activities	(63,899)	(58,261)
Cash Flows from Investing Activities
Purchases of property, plant and equipment	(15,942)	(34,512)
Purchases of available-for-sale securities	(216,193)	(327,591)
Proceeds from sales of available-for-sale securities	302,966	405,161
Proceeds from sales of property, plant and equipment	77	—
Cash paid for loan receivable from equity method investee	(5,610)	—
Cash paid for equity method investment	(656)	—
Purchases of intangible assets	(438)	(556)
Net cash and cash equivalents provided by investing activities	64,204	42,502
Cash Flows from Financing Activities
Payments of debt	—	(7)
Proceeds from exercise of stock options	273	220
Proceeds from issuance of shares of common stock under the ESPP	412	434
Cash paid for withholding of employee taxes related to stock-based compensation	(615)	(112)
Repurchase of shares of common stock	(9,072)	—
Payments on finance lease liabilities	(427)	(362)
Net cash and cash equivalents provided by (used in) financing activities	(9,429)	173

Net decrease in cash and cash equivalents	(9,124)	(15,586)
Cash and cash equivalents at beginning of period	34,537	50,123
Cash and cash equivalents at end of period	$25,413	$34,537

Supplemental information
Cash paid for interest	$46	$84
Accrued capital expenditures	$1,196	$814